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                                                                  EXHIBIT 99.2



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                               WARRANT AGREEMENT

                                    between

                        RUTHERFORD-MORAN OIL CORPORATION

                                      and

                            THE CHASE MANHATTAN BANK


                         Dated as of September 28, 1998


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                               TABLE OF CONTENTS

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SECTION 1.  Definitions, Accounting Terms and Determinations............................. . . . . . . . . . . . . . . . 2

1.01. Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

1.02  Accounting Terms and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

SECTION 2.  Purchase and Sale of Warrant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

2.01. Authorization and Issuance of Warrant Stock and Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

2.02  Issuance of the Warrant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

2.03  Purchase for Investor's Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

2.04  Securities Act Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

2.05  Exercise of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

2.06  Cancellation of Warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 3.  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

3.01  Existence; Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

3.02  No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

3.03  Corporate Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

3.04  Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

3.05  Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

3.06  Public Utility Holding Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

3.07  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

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
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3.08  Private Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

3.09  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

3.10  SEC Documents; Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

SECTION 4.  Restrictions on Transferability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

4.01  Transfers Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

4.02  Transfers of Restricted Securities Pursuant to Registration Statements, Rule 144 and Rule 144A  . . . . . . . .  15

4.03  Notice of Certain Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

4.04  Restrictive Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

4.05  Termination of Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 5.  Dispositions of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

5.01  Disposition of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

5.02  Transfer Restriction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

5.03  Repurchase of Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

5.04  Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 6.  Adjustment of Stock Unit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

6.01  Stock Dividends, Subdivisions and Combinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

6.02  Issuance of Additional Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

6.03  Issuance of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

6.04  Issuance of Convertible Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

6.05  Superseding Adjustment of Stock Unit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

6.06  Other Provisions Applicable to Adjustments Under this Section 6 . . . . . . . . . . . . . . . . . . . . . . . .  23





                                    Page II
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
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6.07  Merger, Consolidation or Disposition of Asset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

6.08  Distributions upon Declaration of Dividend or Other Distribution  . . . . . . . . . . . . . . . . . . . . . . .  25

6.09  Dilution in Case of Other Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

6.10  Notice of Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

6.11  Notice of Certain Corporate Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 7.  Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

7.01  Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

7.02  Proration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

7.03  Registration Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

7.04  Holdback on Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

7.05  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

7.06  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

7.07  Option to Purchase Registrable Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

7.08  No Other Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SECTION 8.  Holders' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

8.01  Delivery Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

8.02  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

8.03  Replacement of Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

8.04  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 9.  Other Covenants of Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

9.01  Financial Statements, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39





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
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9.02  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

9.03  Restrictions on Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

9.04  Rule 144  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

9.05  Reservation and Authorization of Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION 10.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

10.01  Office of the Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

10.02  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

10.03  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

10.04  Expenses, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

10.05  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

10.06  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

10.07  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

10.08  Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

10.09  Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

10.10  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

10.11  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

10.12  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

10.13  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ANNEX 1 - FORM OF WARRANT
ANNEX 2 - FORM OF ASSIGNMENT





                                    Page IV
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         WARRANT AGREEMENT dated as of September 28, 1998 between
RUTHERFORD-MORAN OIL CORPORATION, a company duly organized and validly existing under the laws of the State of Delaware (the "Issuer") and The Chase Manhattan Bank, a New York State banking corporation (the "Investor").

         WHEREAS, the Issuer, the Subsidiary Guarantors listed on the signature pages thereof and The Chase Manhattan Bank (the "Lender") are parties to a Second Amended and Restated Loan Agreement dated as of September 28, 1998 (as originally executed, the "Loan Agreement"; references to the Loan Agreement herein shall apply whether or not the Loan Agreement is then in force and without regard to amendments thereto unless such amendments thereto have been consented to by the Investor), providing, subject to the terms and conditions thereof, for rendering loans to the Issuer in principal amount up to $200,000,000 to be made by the Lender to the Issuer.

         WHEREAS, the Issuer has agreed that if it has not signed a Purchase and Sale Agreement (as defined below) prior to October 31, 1998, the Investor will be entitled to receive (on the terms and conditions set forth in the Escrow Agreement) Warrants (as defined below), to purchase 256,140 of the shares of Common Stock (as defined below) of the Issuer (the Common Stock or any security, cash or other property as shall result from the adjustments specified in Section 6 issuable on exercise of the Warrants being referred to herein as the "Stock Units"), at an initial exercise price of $.01 per share, with each Warrant entitling the holder thereof to purchase one Stock Unit, and if the Issuer has not satisfied the Purchase and Sale Conditions by November 30, 1998 or December 31, 1998, the Investor shall receive Warrants to purchase 768,420 Stock Units and 1,280,700 Stock Units, respectively, with an initial exercise price of $.01 per share; and

         WHEREAS, the Issuer has agreed that in consideration of entering into the Loan Agreement, the Investor shall receive Warrants to purchase 256,140 Stock Units with an initial exercise price of $.01 per share.

         NOW THEREFORE, in consideration of the premises and the mutual agreements set forth therein the parties hereto agree as follows:

SECTION 1.  Definitions, Accounting Terms and Determinations.

         1.01    Definitions.

         (a) As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

                 "Additional Common Stock" shall mean all shares of Common Stock issued or sold by the Issuer on or after the date hereof.

                 "Affiliate" means, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (i) no individual shall be an Affiliate of any Person solely by reason of his or her being a director, officer or employee of such Person and
(ii) none of the Issuer and the Wholly Owned Subsidiaries of the Issuer shall be Affiliates of each other.

                 "Bank Holding Company Affiliate" shall mean, with respect of any Holder subject to the provisions of Regulation Y, (i) if such Holder is a bank holding company, any company controlled by such bank holding company or
(ii) the bank holding company that controls such Holder and any other Person controlled by such bank holding company.

                 "Board" shall mean the Board of Directors (or any duly authorized committee thereof) of the Issuer.

                 "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

                 "Closing Date" shall mean the date of this Agreement.

                 "Commission" shall mean the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act and/or the Exchange Act.

                 "Common Stock" shall mean the Common Stock of the Issuer, par value $0.01 per share, or any other common stock or other securities receivable thereon, or into which the Common Stock is convertible or exchangeable, as a result of any recapitalization, reclassification, merger or consolidation of, or deposition of assets by, the Issuer.

                 "Convertible Securities" shall mean evidences of indebtedness, interests or other securities or rights which are exchangeable for or exercisable or convertible into shares of Common Stock either immediately or upon the arrival of a specified date or the occurrence of a specified event.

                 "Convertible Security Value" shall mean the fair market value of a Convertible Security on the date of issuance, reasonably determined in good faith by the Board, less the proceeds received by the Issuer for such conversion or exchange.

                 "Current Market Price", per share of Common Stock, for the purposes of any provision hereof or of a Warrant at the date herein or therein specified, shall be deemed to be (a) with respect to any Additional Common Stock issued (or to be issued) in a public offering (other than a public offering effected as a part of a merger or other acquisition transaction by the Issuer, in which case paragraph (b) below shall apply), the offering price of such shares of Additional Common Stock (less any customary underwriting discounts or commissions) and (b) otherwise, the average of the daily market prices for each day during the 15 consecutive trading days immediately preceding such date as of which such a price can be established in the manner set forth in the next sentence. The market price for each such trading day shall be the last sale price on such day as reported in the Consolidated Last Sale Reporting System or as quoted in the National Association of Securities Dealers Automated Quotation System, or if such last sale price is not available, the average of the closing bid and asked prices as reported in either such system. Notwithstanding the foregoing, the "Current Market Price" per share of Common Stock for shares to be issued in connection with an acquisition of assets or stock, a tender or exchange offer, a merger or other business combination shall be deemed to be the price per share as determined in such acquisition, tender or exchange offer, merger or other business combination agreement.

                 "Current Warrant Price", for the purpose of any provision hereof or of a Warrant at the date herein or therein specified, shall mean the amount per share of Common Stock equal to the quotient resulting from dividing the Exercise Price per Stock Unit in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

                 "Demand Notice" shall have the meaning assigned to such term in Section 7.01 hereof.

                 "Demand Registration" shall have the meaning assigned to such term in Section 7.01 hereof.

                 "Equity Securities" means Voting Securities, Convertible Securities and Rights to Purchase Voting Securities.

                 "Escrow Agent" shall mean Chase Bank of Texas, National Association as Escrow Agent under the Escrow Agreement.

                 "Escrow Agreement" shall mean the Escrow Agreement dated the date hereof among the Issuer, the Investor and the Escrow Agent.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Exercise Price" shall have the meaning assigned to such term in the form of Warrant attached as Annex 1 hereto.

                 "Existing Warrant Agreement" shall have the meaning assigned to such term in Section 3.07(a) hereof.

                 "Expiration Date" shall have the meaning assigned to such term in form of the Warrant attached as Annex 1 hereto.

                 "GAAP" shall mean generally accepted accounting principles, consistently applied throughout the specified period.

                 "Governmental Authority" shall mean the government of the United States of America, any other nation or any political sub-division thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, monetary or administrative powers or functions of or pertaining to government.

                 "Holder" shall mean any Person who acquires Warrants or Warrant Stock pursuant to the provisions of this Agreement, including any transferees of Warrants or Warrant Stock and, prior to the issuance of the Warrants shall mean the Investors; provided, however, that a holder of Warrant Stock purchased pursuant to an effective registration statement or pursuant to Rule 144 shall not be deemed a Holder.

                 "include" and "including" shall be construed as if followed by the phrase "without being limited to".

                 "Independent Appraiser" shall mean an appraiser which is a recognized independent expert (including any Investment Banking Firm) experienced in valuing businesses similar or related to the principal business of the Issuer and its Subsidiaries.

                 "Investment Banking Firm" shall mean a nationally recognized investment banking firm.

                 "Investor" shall have the meaning assigned to such term in the preamble of this Agreement.

                 "Issuer" shall have the meaning assigned to such term in the preamble of this Agreement.

                 "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                 "Loan Agreement" shall have the meaning assigned to such term in the recitals of this Agreement.

                 "Majority Warrant Stock Holders" shall mean the Holders of a majority of the Warrant Stock issued or issuable upon exercise of the Warrants. For purposes of giving notices, waivers and consents hereunder, Holders of Warrants shall be deemed holders of the Warrant Stock issued on exercise thereof.

                 "NASDAQ" shall mean the National Association of Securities Dealers automated quotation system.

                 "on a fully diluted basis" shall mean, with respect to the Common Stock of the Issuer outstanding at any time, the number of shares of such Common Stock then issued and outstanding, assuming full conversion, exercise and exchange of all issued and outstanding Convertible Securities and Options that shall be (or may become) exchangeable for, or exercisable or convertible into, such Common Stock, including Warrants with respect thereto; provided that the number of shares of Common Stock deemed to be outstanding "on a fully diluted basis" shall be reduced (without duplication) by the number of shares of Common Stock purchasable or issuable upon exercise, conversion or exchange of (i) Options or Convertible Securities at the time of calculation that are Out of the Money and (ii) Options issued under the Option Plan; provided this clause (ii) shall be excluded in determining the number of shares of Common Stock outstanding for the purposes of the definition "Purchase and Sale Agreement" herein.

                 "Option" shall mean any warrant, option or other right to subscribe for or purchase shares of Common Stock.

                 "Option Plan" shall mean an Employee Stock Option Plan of the Issuer approved by a majority of the non-employee directors of the Board.

                 "Other Equity Documents" shall mean any Option Plan, the certificate of incorporation of the Issuer, the by-laws of the Issuer and any other instrument or document of organization or governance of the Issuer.

                 "Other Securities" shall mean any stock (other than Warrant Stock) and other securities of the Issuer or any other Person (corporate or otherwise) which a Holder at any time shall be entitled to receive, or shall have received, upon exercise of the

Warrants held by such Holder or pursuant to Section 6 hereof, in lieu of or in addition to Warrant Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Warrant Stock or Other Securities received in an earlier exchange, exercise or replacement of Warrant Stock.

                 "Out of the Money" shall mean (a) in the case of an Option, that the fair market value of the shares of any Common Stock which the holder thereof is entitled to purchase or subscribe for is less than the exercise price of such Option and (b) in the case of a Convertible Security, that the quotient resulting from dividing the fair market value of such Convertible Security by the number of shares of any Common Stock into or for which such Convertible Security is exercisable, convertible or exchangeable is greater than the fair market value of a share of such Common Stock.

                 "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political sub-division thereof).

                 "Principal Shareholder" shall mean either of Patrick Rutherford or John Moran.

                 "Purchase and Sale Agreement" shall mean an executed (x) purchase and sale agreement with a buyer for the sale of not less than 65% of the outstanding Common Stock of the Issuer on a fully diluted basis (the "Required Amount"), such buyer to be a party which is capable, in the sole discretion of the Investor, of purchasing the Required Amount or (y) merger agreement between the Issuer and a Person acceptable to the Investor, in the Investor's sole discretion, which agreement in the case of each of clause (x) and (y), provides for the repayment of all obligations outstanding pursuant to the Loan Agreement.

                 "Purchase and Sale Conditions" shall mean the conditions of closing pursuant to the Purchase and Sale Agreement.

                 "Regulated Holder" shall mean a Holder which is a bank, a bank holding company or an Affiliate of any of the foregoing.

                 A Regulated Holder shall be deemed to have a "Regulatory Problem" when (i) such Regulated Holder's investment in the Warrants and/or Warrant Stock exceeds any limitation to which it is subject, or is otherwise not permitted, under any law, rule or regulation of any Governmental Authority (including any position to that effect taken by such Governmental Authority), or (ii) restrictions are imposed on such Regulated Holder which, in its reasonable judgment, make it illegal or unduly burdensome for such Regulated Holder to continue to hold such Warrants and/or Warrant Stock.

                 "Regulation Y" shall mean Regulation Y promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R.225) or any successor regulation.

                 "Restricted Certificate" shall mean a certificate for Warrant Stock or Warrants bearing or required to bear the restrictive legend set forth in Section 4.03.

                 "Restricted Securities" shall mean Restricted Warrant Stock and Restricted Warrants.

                 "Restricted Warrant Stock" shall mean Warrant Stock evidenced by a Restricted Certificate.

                 "Restricted Warrants" shall mean Warrants evidenced by a Restricted Certificate.

                 "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

                 "Rule 144A" shall mean Rule 144A promulgated by the Commission under the Securities Act (or any successor or similar rule then in force).

                 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Seller" shall have the meaning assigned to such term in
Section 7.01 hereof.

                 "Seller Notice" shall have the meaning assigned to such term in Section 7.01 hereof.

                 "Shareholder" shall mean any Person who directly or indirectly owns any shares of Common Stock (including Warrant Stock).

                 "Stock Unit" shall have the meaning assigned to such term in the recitals to this Agreement.

                 "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any company, partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of the Issuer.

                 "Voting Securities" means the Common Stock and any other securities of the Issuer of any kind or class having power generally to vote for the election of directors; "Rights to Purchase Voting Securities" means options and rights issued by the Issuer (whether presently exercisable or not) to purchase Voting Securities or Convertible Voting Securities.

                 "Warrant Stock" shall mean all shares of Common Stock issuable from time to time upon exercise of a Warrant.

                 "Warrant" and "Warrants" shall mean the Warrants, if any, issued by the Issuer pursuant to this Agreement, evidencing rights to purchase up to an aggregate of 2,561,400 Stock Units (which represents 10% of the outstanding shares of Common Stock on a fully diluted basis on the date hereof, including the Common Stock represented by such Warrants), and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof.

         (b) Prior to the issuance of any Warrants hereunder, any reference to the "holders" or the "holders of Warrants", "Warrant Stock Holders" or words or phrases of similar meaning shall be deemed to be a reference to the Investors.

         1.02 Accounting Terms and Determinations. Except as otherwise may be expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holders hereunder shall be prepared, in accordance with GAAP. All calculations made for the purposes of determining compliance with the terms of this Agreement shall (except as otherwise may be expressly provided herein) be made by application of GAAP.

SECTION 2.  Purchase and Sale of Warrant.

         2.01 Authorization and Issuance of Warrant Stock and Warrants. The Issuer has authorized: (a) the issuance of the Warrants evidenced by warrant certificates in the form of Annex 1; and (b) the issuance of such number of shares of Common Stock as shall be necessary to permit the Issuer to comply with its obligations to issue shares of Common Stock pursuant to the Warrants.

         2.02 Issuance of the Warrant. In consideration of the loans from the Investor to the Issuer pursuant to the Loan Agreement:

                 (a) on the date hereof the Issuer shall issue to the Investor, for no cash consideration, a Warrant representing 256,140 Stock Units;

                 (b) on the date hereof the Issuer shall issue to the Escrow Agent, for no cash consideration, Warrants representing 2,305,260 Stock Units;

                 (c) the Issuer shall deliver to the Investor a single certificate for the Warrant specified in clause (a) above, to be issued to such Investor, registered in the name of the Investor, except that, if the Investor shall have notified the Issuer in writing prior to such issuance that it desires certificates for Warrants to be issued in other denominations or registered in the name or names of any Affiliate, nominee or nominees of such Investor for its or their benefit, then the certificates for Warrants shall be issued to such Investor in the denominations and registered in the name or names specified in such notice;

                 (d) the Issuer shall deliver to the Escrow Agent three certificates for the Warrants specified in clause (b) above representing 11.1111%, 33.3333% and 55.5556%, respectively, in each case rounded to the nearest dollar, of the Stock Units to be delivered to the Escrow Agent, each registered in the name of the Investor, except that if the Investor shall have notified the Issuer in writing prior to such issuance that it desires certificates for Warrants to be registered in the name or names of any Affiliate, nominee or nominees of such Investor for its or their benefit, then the certificates for Warrants shall be issued to the Escrow Agent registered in the name or names specified in such notice; and

                 (e) the Issuer shall deliver to the Investor a legal opinion from counsel to the Issuer in form and substance satisfactory to the Investor.

         2.03 Purchase for Investor's Account. The Investor represents and warrants to the Issuer as follows:

                 (a) The Investor is acquiring the Warrants to be issued on the date hereof, and will acquire the Warrants, as they are released from escrow pursuant to the Escrow Agreement, for investment for its own account, without a view to the distribution thereof, all without prejudice, however, to the right of the Investor at any time, in accordance with this Agreement, lawfully to sell or otherwise to dispose of all or any part of the Warrants or the Warrant Stock held by it.

                 (b) The Investor is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         2.04 Securities Act Compliance. The Investor understands that at the time of the issuance of such Warrant, the Issuer has not registered the Warrants or the Warrant Stock under the Securities Act or applicable state securities laws, the Investor agrees that neither the Warrants nor the Warrant Stock shall be sold or transferred or offered for sale or transfer without registration or qualification under the Securities Act or applicable state securities laws or the availability of an exemption therefrom, all as more fully provided in Section 4.

         2.05 Exercise of Warrants. On and after the date hereof and until 5.00pm, New York City time, on the Expiration Date, each Holder may, on one or more occasions, on any Business Day, in whole or in part, exercise or convert some or all of the Warrants as described in Annex 1 hereto.

         2.06 Cancellation of Warrants. Any Warrants which, pursuant to the terms of the Escrow Agreement, have not been required to be delivered to the Investor (or its designee or transferee) on or prior to December 31, 1998 (or if such day is not a Business Day, the next succeeding Business Day) shall, upon their delivery by the Escrow Agent to the Issuer in accordance with the terms of the Escrow Agreement, be cancelled by the Issuer.

         SECTION 3. Representations and Warranties. The Issuer represents and warrants as follows:

         3.01 Existence; Qualification. Each of the Issuer and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of the Issuer and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in every jurisdiction where the failure to be so qualified would have a material adverse effect on the business, financial condition, operations, assets, prospects, liabilities or capitalization of the Issuer and its Subsidiaries taken as a whole and has all requisite corporate power and authority to transact its business as now conducted in all such jurisdictions.

         3.02 No Breach. The execution, delivery and performance of this Agreement and the Warrants, by the Issuer and the consummation by it of the transactions contemplated hereby and thereby will not (a) violate the certificate of incorporation or by-laws or any other instrument or document of organization or governance of the Issuer, (b) violate, or result in a breach of or default under, any other material instrument or agreement to which the Issuer or any of its Subsidiaries is a party or is bound, (c) violate any judgment, order, injunction, decree or award against or binding upon the Issuer or any of its Subsidiaries, (d) result in the creation of any material Lien upon any of the properties or assets of the Issuer or any of its Subsidiaries (other than as contemplated by the Loan Agreement), or (e) violate any law, rule or regulation relating to the Issuer or any of its Subsidiaries.

         3.03 Corporate Action. The Issuer has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Warrants; the execution, delivery and performance by the Issuer of this Agreement and the Warrants have been duly authorized by all necessary action (including all Shareholder action) on the part of the Issuer; this Agreement has been, and the Warrants if issued, will be duly executed and delivered by the Issuer and constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms; the Warrant Stock initially covered by the Warrants will be duly and validly authorized and reserved for issuance and shall, when paid for, issued and delivered in accordance with the Warrants, be duly and validly issued, fully paid and nonassessable and free and clear of any Liens; and none of the Warrant Stock issued pursuant to the terms hereof will be in violation of any preemptive rights of any Shareholder.

         3.04 Approvals. Except in connection with the registration of the Warrant Stock pursuant to Section 7, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person are necessary for the execution, delivery or performance by the Issuer of this Agreement or the Warrants or for the validity or enforceability thereof. Any such action required to be taken as a condition to the execution and delivery of this Agreement, or the execution, issuance and delivery of the Warrants, has been duly taken by all such Governmental Authorities or other Persons, as the case may be.

         3.05 Investment Company Act. The Issuer is not an "investment company", or a company "controlled by" an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         3.06 Public Utility Holding Company Act. The Issuer is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         3.07  Capitalization.

         (a) On the date hereof, the total number of shares of Common Stock that the Issuer has authority to issue is 40,000,000 of which 25,614,000 are outstanding. As of the date hereof, the Issuer does not have outstanding any Convertible Securities or Options exercisable or convertible into or exchangeable for any interests or other equity rights of the Issuer, nor does it have outstanding any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any interests or equity rights of the Issuer or Convertible Securities exercisable or convertible into or exchangeable for any interests or equity rights of the Issuer other than (x) 500,000 shares of Common Stock which are issuable pursuant to Option Plans and (y) 200,000 shares of Common Stock which are issuable pursuant to warrants issued under the

         Warrant Agreement dated as of December 3, 1997 (the "Existing Warrant Agreement") among the Issuer, the Investor and Banque Paribas.

         (b) Other than the Other Equity Documents, the Existing Warrant Agreement, the Registration Rights Agreement among the Issuer, Patrick
         R. Rutherford, John A. Moran, Michael D. McCoy and Susan Rutherford (a copy of which has been initialled by the Investor) and this Agreement, there is not in effect on the date hereof any agreement by the Issuer pursuant to which any holders of securities of the Issuer have a right to cause the Issuer to register such securities under the Securities Act or any agreement to which the Issuer or (to its knowledge) any of its Shareholders is a party relating to the voting, transfer or sale of such securities.

         (c) There is not in effect on the date hereof any agreement by the Issuer which (i) restricts the transferability of the Warrants and/or the Warrant Stock, except as provided in Sections 4 and 5, (ii) restricts the transferability of the right of any Holder in this Agreement to any transferee of all or a portion of the Holder's Warrants and/or Warrant Stock, or (iii) requires any consent or other approval of any Person to the exercise of the Warrants by the Holder or the issuance of Warrant Stock upon such exercise.

         3.08  Private Offering.

         Assuming the truth and accuracy of each Investor's representations and warranties contained in Section 2.03, the issuance and sale of the Warrants to the Investor hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act.

         3.09 Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Issuer's knowledge after due inquiry, threatened against the Issuer or any of its Subsidiaries before any Governmental Authority seeking to enjoin the transactions contemplated by this Agreement or the Warrants.

         3.10 SEC Documents; Financial Statements. The Issuer has filed in a timely manner all documents that the Issuer was required to file with the Commission under Sections 13, 14(a) and 15(d) of the Exchange Act, since its initial public offering. As of their respective filing dates, all documents filed by the Issuer with the Commission ("SEC Documents") complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Issuer included in the SEC Documents filed during 1997 (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Financial Statements have been prepared in accordance with GAAP and fairly present the consolidated financial position of the Issuer and its Subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

         SECTION 4.  Restrictions on Transferability.

         4.01 Transfers Generally. Except as otherwise provided in Section 5 and subject to the Issuer's consent, which shall not be unreasonably withheld (as measured by the Registration Rights Agreement), the Restricted Securities shall be transferable only upon the conditions specified in this Section 4 and in Section 7, which conditions are intended to insure compliance with the provisions of the Securities Act and applicable state securities laws in respect of the transfer of any Restricted Securities.

         4.02 Transfers of Restricted Securities Pursuant to Registration Statements, Rule 144 and Rule 144A. The Restricted Securities may be offered or sold by the Holder thereof pursuant to (a) an effective registration statement under the Securities Act, (b) to the extent applicable, Rule 144 or Rule 144A or (c) any other legally available means of transfer.

         4.03 Notice of Certain Transfers. If any Holder of any Restricted Security desires to transfer such Restricted Security other than pursuant to
(x) an effective registration statement, (y) Rule 144 under the Securities Act or (z) in accordance with Section 5.01(a)(i), (ii) or (iii) hereof, such Holder shall deliver to the Issuer at least 7 Business Days' prior written notice with respect to the proposed transfer, together with an opinion (at such Holder's expense) of Freshfields, or such other counsel reasonably satisfactory to the Issuer, to the effect that an exemption from registration under the Securities Act is available and specifying the applicable exemption.

         4.04 Restrictive Legends. Unless and until otherwise permitted by this Section 4, the certificate for the Warrants issued under this Agreement, each certificate for any Warrants issued to any subsequent transferee of any such certificate, each certificate for any Warrant Stock issued upon exercise of any Warrant and each certificate for any Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF SEPTEMBER 28 1998 (THE "WARRANT AGREEMENT"), AMONG RUTHERFORD-MORAN OIL CORPORATION, A DELAWARE COMPANY (THE "ISSUER"), AND THE CHASE MANHATTAN BANK, AS THE WARRANT AGREEMENT MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF THE WARRANT AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT."

         4.05 Termination of Restrictions. All of the restrictions imposed by this Section 4 upon the transferability of the Restricted Securities shall cease and terminate as to any particular Restricted Security when such Restricted Security shall have been effectively registered under the Securities Act and applicable state securities laws and sold by the Holder thereof in accordance with such registration or sold under and pursuant to Rule 144 or is eligible to be sold under and pursuant to paragraph (k) of Rule 144. Whenever the restrictions imposed by this Section 4 shall terminate as to any Restricted Security as hereinabove provided, the Holder thereof shall be entitled to receive from the Issuer, without expense, a new certificate evidencing such Restricted Security not bearing the restrictive legend otherwise required to be borne by a certificate evidencing such Restricted Security.

         SECTION 5.  Dispositions of Securities.

         5.01 Disposition of Securities. Subject to compliance with all of the provisions of Section 4 hereof, any Holder shall have the right to transfer any Restricted Securities to any Person.

         (a) Subject to compliance with the provisions of Section 4 hereof, except with respect to the requirement for an opinion of counsel to the Holder, which shall not be required under clauses (i), (ii) or
         (iii) of this Section 5.01(a), any Holder shall have the right to transfer any Restricted Securities:

            (i) to any Person who at the time owns (directly or indirectly) at least a majority of the voting capital stock or other equity interests of such Holder;

            (ii) to any Person at least a majority of whose voting capital stock shall at the time be owned (directly or indirectly) by such Holder or by any Person who owns (directly or indirectly) at least a majority of the voting capital stock or other equity interests of such Holder;

            (iii)  to another Investor; or

            (iv) in amounts such that, after giving effect thereto, no single transferee and its affiliates shall hold more that 2% of the aggregate number of shares of voting stock of the Issuer (including all warrants, options and similar rights exercisable or convertible into shares of such voting stock).

         (b) If, in the reasonable judgment of a Holder, a transfer is required to be effected by such Holder because of a Regulatory Problem, the Issuer shall use reasonable efforts to assist such Holder in disposing of its Warrants and Warrant Stock, subject to and in accordance with the terms of this Agreement and applicable law, to any prospective purchaser which is a financial institution or other institutional investor approved by the Issuer (which approval shall not be unreasonably withheld or delayed) of the Warrants or Warrant Stock owned by such Holder as such purchaser may reasonably request (provided that, the Issuer shall not be required to make available to such purchaser any documents or information if doing so would, in the reasonable judgment of counsel to the Issuer, compromise any attorney-client privilege existing with respect thereto) or to a direct or indirect competitor of the Issuer.

         (c) In the event of any underwritten public offering of Restricted Securities in which a Holder which is subject to the provisions of Regulation Y is participating, the Issuer shall use its reasonable efforts to assist the underwriter in ensuring that any Warrant Stock issued by the Issuer and sold by such Holder are widely disseminated.

         5.02 Transfer Restriction. Notwithstanding anything in this Agreement or the Warrants to the contrary, no Holder subject to the provisions of Regulation Y shall transfer any Warrants or shares of Warrant Stock issued by the Issuer and held by it, if, as a result of such transfer or the right to effect such transfer, such Holder would be deemed under Regulation Y to have the power to exercise, directly or indirectly, a controlling influence over the management or policies of, or otherwise control, the Issuer (and, for purposes of this restriction, a reasoned opinion of counsel to such Holder delivered to such Holder (which is based on facts and circumstances deemed appropriate by such counsel) to the effect that such Holder does not have the power to exercise such a controlling influence or otherwise control the Issuer shall be conclusive).

         5.03 Repurchase of Common Stock. The Issuer shall give 5 Business Days prior written notice to each Investor before purchasing, redeeming, retiring or otherwise acquiring any shares of Common Stock of the Issuer in excess of 200,000 shares of Common Stock in any calendar year.

         5.04 Transfer and Exchange. The Warrants, upon release by the Escrow Agent (if applicable), may be exchanged for other Warrants upon presentation to the Issuer, together with a written notice specifying the denominations in which new Warrants are to be issued, signed by the Holder of such Warrant. The Issuer shall execute and deliver a new Warrant or Warrants to such Holder in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Issuer shall pay all expenses, taxes (other than any transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of the Warrants, including any transfer or exchange thereof.

         The Issuer shall maintain with its transfer agent or at its office, books for the registration and transfer of the Warrants.

         SECTION 6. Adjustment of Stock Unit. The number of shares of Common Stock comprising a Stock Unit shall be subject to adjustment from time to time as set forth in this Section 6. The Issuer shall not create any class of Common Stock ("Other Common Stock") which carries any rights to dividends or assets differing in any respect from the rights of the Common Stock on the date hereof without adjusting the number of shares of Common Stock comprising a Stock Unit in accordance with Section 6.02 hereof (if such Other Common Stock is not converted into Common Stock) or Section 6.03 hereof (if such Other Common Stock is converted into Common Stock).

         6.01 Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

         (a)  declare or pay a dividend payable in Additional Common Stock, or

         (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

         (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the number of shares of Common Stock comprising a Stock Unit immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event.

         6.02 Issuance of Additional Common Stock. If at any time the Issuer shall (except as hereinafter provided) issue or sell any Additional Common Stock in exchange for consideration in an amount per share of Additional Common Stock less than the Current Market Price at the time the Additional Common Stock is issued, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted to that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Common Stock plus the number of such shares of Additional Common Stock so issued, and (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such shares of Additional Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Additional Common Stock so issued would purchase at the Current Market Price. For purposes of this Section 6.02, for all issuances of shares of Additional Common Stock except for those shares issued in connection with an acquisition of assets or stock, a tender or exchange offer, a merger or other business combination or in a public offering, the date as of which the Current Market Price shall be computed shall be the earlier of (i) the date on which the Issuer shall enter into a firm contract for the issuance of such Additional Common Stock and (ii) the date of actual issuance of such Additional Common Stock. Subject to Section 6.05 hereof, no further adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Section
6.02 upon the issuance of any shares of Additional Common Stock:

         (a)  for which an adjustment is provided under Section 6.01 hereof;

         (b) which are issued pursuant to the exercise of any Options (including warrants outstanding pursuant to the Existing Warrant Agreement) or the Warrants or the conversion, exchange or exercise of any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such Options or Convertible Securities (or upon the issuance of any Option therefor) pursuant to
         Section 6.03 or 6.04 hereof; or

         (c) as a distribution or a dividend which is distributed or declared and paid in accordance with Section 6.08 hereof.

         6.03 Issuance of Options. If at any time (other than pursuant to an Option Plan except with respect to options issued to (i) Patrick Rutherford or John Moran, (ii) any of their Affiliates or (iii) any of their immediate family members) the Issuer shall issue or sell, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options, whether or not the rights to purchase thereunder are immediately exercisable, and the consideration received by the Issuer in payment for such Options (determined in accordance with Section 6.06(a) hereof) shall be less than the Current Market Price in effect on the date of and immediately prior to such issuance, sale or fixing of a record date, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be adjusted as provided in Section 6.02 hereof on the basis that (a) the maximum number of shares of Additional Common Stock issuable pursuant to all such Options shall be deemed to have been issued as of (and, accordingly, the date as of which the Current Market Price shall be computed shall be) the computation date specified in the next succeeding sentence of this Section 6.03, and (b) the aggregate consideration for such maximum number of shares of Additional Common Stock shall be (subject to Section 6.05 hereof) the consideration received by the Issuer for the issuance or sale of such shares of Additional Common Stock pursuant to the terms of such Options or pursuant to the terms of such Convertible Securities. For purposes of this Section 6.03, the computation date for clause (a) above shall be the earlier of (i) the date on which the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Options, (ii) the date on which the Issuer shall enter into a firm contract for the issuance or sale of such Options and (iii) the date on which the Issuer shall issue or sell such Options. No further adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Section 6.03 upon the issuance or sale of any Options to subscribe for or purchase any shares of Additional Common Stock or any Convertible Securities or upon the subsequent issue or sale of shares of such Additional Common Stock upon the exercise of such Options, if any such adjustment shall previously have been made upon the issuance or sale of such Option or upon the setting of a record date therefor, or upon any deemed issuance or sale of such shares of Additional Common Stock, as a distribution or a dividend which is distributed or declared and paid in accordance with Section 6.08 hereof. Notwithstanding the foregoing, any issuance of an Option which is issued together with a debt security of the Issuer, as a unit, shall be treated for the purpose of this Section 6 as the issuance of a Convertible Security.

         6.04 Issuance of Convertible Securities. If at any time the Issuer shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration received by the Issuer in payment for such Convertible Securities shall be less than the Convertible Security Value thereof, then the number of shares of Common Stock thereafter comprising a Stock Unit shall be increased to a number of shares of Common Stock having a value immediately following the computation date (as established below) equal to the value of the number of shares comprising such Stock Unit immediately before such increase. For this purpose, the value before the increase will be the Current Market Price of the Common Stock (determined as at the date immediately preceding such increase) divided by the number of shares of Common Stock outstanding on a fully diluted basis, and the value immediately following the computation date shall be the foregoing value, except that the numerator shall be the Current Market Price plus the cash amount paid to the Issuer for such

Convertible Securities less the Convertible Security Value of such Convertible Securities on issuance and the denominator shall be increased by the number of shares of Additional Common Stock issuable on exercise of such Convertible Securities. For purposes of this Section 6.04, the computation date shall be the earliest of (i) the date on which the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities, (ii) the date on which the Issuer shall enter into a firm contract for the issuance or sale of such Convertible Securities and
(iii) the date of actual issuance or sale of such Convertible Securities. No further adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made under this Section 6.04 upon the issuance or sale of any Convertible Securities or the conversion or exchange of such Convertible Securities into shares of Additional Common Stock:

         (A) which are issued or sold pursuant to the exercise of any Option therefor, if any such adjustment shall previously have been made upon the issuance or sale of an Option relating to such Convertible Securities pursuant to Section 6.03 hereof; or

         (B) if any such adjustment in respect thereof shall previously have been made upon the setting of a record date therefor, or upon any deemed issuance or sale of such Convertible Securities; or

         (C) as a distribution or a dividend which is distributed or declared and paid in accordance with Section 6.08 hereof.

         6.05 Superseding Adjustment of Stock Unit. If, at any time after any adjustment of the number of shares of Common Stock comprising a Stock Unit shall have been made pursuant to Section 6.03 or 6.04 hereof as a result of the issuance of Options or Convertible Securities, or after any new adjustment of the number of shares of Common Stock comprising a Stock Unit shall have been made pursuant to this Section 6.05, (a) such Options or the right of conversion, exchange or exercise of such Convertible Securities shall expire, and all or a portion of such Options or the right of conversion, exchange or exercise with respect to all or a portion of such Convertible Securities, as the case may be, shall not have been exercised or treated as having been exercised or otherwise canceled or acquired by the Issuer in connection with any settlement (including, without limitation, any cash settlement) of such Options or the rights of conversion, or exchange or exercise of such convertible Securities, or (b) there has been any change (whether by the passage of time or otherwise) in the number of shares issuable upon exercise, conversion or exchange of such Options or Convertible Securities (including as a result of the operation of antidilution provisions applicable thereto), or
(c) the consideration per share, for which shares of Additional Common Stock are issuable pursuant to such Options or the terms of any Convertible Securities, or the maturity of any such Convertible Security, shall be changed (whether by the passage of time or otherwise) then such previous adjustment shall be rescinded and annulled and the shares of Additional Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such Options or Convertible Securities on the basis of:

         (a) treating the number of shares of Additional Common Stock, if any, theretofore actually issued or sold pursuant to the previous exercise of such Options or such right of conversion or exchange, as having been issued or sold on the date or dates of such issuance as determined for purposes of such previous adjustment and for the consideration actually received therefor;

         (b)  treating the maximum number of shares of Additional Common Stock
         (A) issuable pursuant to all Options which then remain outstanding and
         (B) necessary to effect the conversion or exchange of all Convertible Securities which then remain outstanding, as having been issued (subject, however, to further adjustment under this Section 6.05); and

         (c) making the computations called for in Section 6.04 hereof on the basis of the revised terms of such Convertible Securities as if the securities being subject to recomputation were newly issued as of the relevant recomputation date and, if and to the extent called for by the foregoing provisions of this Section 6 on the basis aforesaid, a new adjustment of the number of shares of Common Stock comprising a Stock Unit shall be made, and such new adjustment shall supersede the previous adjustment so rescinded and annulled.

         6.06 Other Provisions Applicable to Adjustments Under this Section 6. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this Section 6, irrespective of the accounting treatment of any consideration described below:

         (a) Computation of Consideration. To the extent that any shares of Additional Common Stock, any Options or any Convertible Securities shall be issued for cash consideration, the consideration received by the Issuer therefor shall be deemed to be the amount of cash received by the Issuer therefor, or, if such shares of Additional Common Stock, Options or Convertible Securities are offered by the Issuer for subscription, the subscription price, or, if such shares of Additional Common Stock, Options or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price. To the extent that such issuance or sale shall be for consideration other than cash, then the amount of such consideration shall be deemed to be the fair market value of such consideration at the time of such issuance, as reasonably determined by the Board. The consideration for any shares of Additional Common Stock issuable pursuant to any Option to subscribe for or purchase the same shall be the consideration received or receivable by the Issuer for the sale or issuance of such Option plus the additional consideration payable to the Issuer upon the exercise thereof in full. The consideration for any shares of Additional Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration paid or payable to the Issuer in respect of the subscription for, sale or issuance of such Convertible Securities plus the additional consideration payable to the Issuer upon the conversion or exchange thereof in full. In case of the issuance at any time of any shares of Additional Common Stock in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Issuer shall be deemed to have received for such shares of Additional Common Stock consideration equal to the amount of such dividend so paid or satisfied.

         (b)  When Adjustments to be Made.  The adjustments required by this
         Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur except that any adjustment of the number of shares of Common Stock comprising a Stock Unit that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 6.01 hereof) up to but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the aggregate Exercise Price for all Warrants then outstanding. Any adjustment representing a change of less than such minimum percent (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

         (c)  Fractional Interests.  In computing adjustments under this
         Section 6, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

         (d) When Adjustment Not Required. (i) If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to Shareholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled, and no adjustment in the number of shares of Common Stock thereafter comprising a Stock Unit under Section 6.02,
         6.03 or 6.04 hereof shall be made in respect of the Warrants held by such Holder. (ii) No adjustment shall be made hereunder in respect of the issuance of Common Stock pursuant to an Option Plan or options representing the right to acquire Common Stock pursuant to an Option Plan.

         6.07 Merger, Consolidation or Disposition of Assets. If the Issuer shall merge or consolidate with another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its assets to another corporation and pursuant to the terms of such merger, consolidation or disposition of assets, collectively, the "Merger Transaction", cash, shares of common stock or other securities of the successor or acquiring corporation, or property of any nature is to be received by or distributed to the holders of Common Stock of the Issuer, then each holder of Warrants which are by their terms then exercisable shall, at such holder's election (such election to be made at any time prior to the consummation of such Merger Transaction), have the right to receive (whether or not such holder exercises such Warrants) the amount it would have been entitled to receive if such holder had exercised such Warrants immediately prior to the occurrence of such Merger Transaction, net of the exercise price of such Warrants, and shall thereupon be deemed to have exercised such Warrants. In case of any such Merger Transaction in which the foregoing election is not made, the successor or acquiring corporation (and any affiliate thereof issuing securities) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Issuer and all of the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board and reasonably acceptable to the holders of a majority in interest of the Warrants) in order to provide for adjustments of Stock Units which shall be as nearly equivalent as practicable to the adjustments provided for in this Section but which shall provide for the issuance of the common stock of the Person being issued to the holders of Common Stock of the Issuer pursuant to such Merger Transaction. In the event the election is not made pursuant to the first sentence of this Section 6.07, the Issuer shall have the right, exercisable within 30 days following such merger, to purchase in cash all (but not less than all) of the outstanding Warrants at a price equal to the amount such Holder would have been entitled to receive if such holder had exercised such Warrants immediately prior to the occurrence of such merger, consolidation or disposition of assets, net of the exercise price of such Warrants. The foregoing provisions shall similarly apply to successive Merger Transactions.

         6.08 Distributions upon Declaration of Dividend or Other Distribution. So long as any Warrants remain outstanding, the Issuer shall pay, upon the declaration and payment of any dividend or distribution (whether such dividend or distribution is in the form of cash, debt securities, equity securities or other property) on any class of Common Stock, to each Holder the dividend or distribution that such Holder would be otherwise entitled to receive had such Holder exercised the Warrants held by it in full immediately prior to the taking of record of those holders of Common Stock entitled to any such dividend or distribution, provided that, this provision shall apply only to dividends or distributions in respect of the Common Stock other than ordinary, periodic cash dividends paid out of earned surplus of the Issuer. If such dividend or distribution is in the form of a voting equity security, such Holder will be entitled to receive, at its option, in its stead non-voting equity securities otherwise identical to and convertible at such Holder's option into the equity securities to which such Holder is otherwise entitled thereunder and continuing benefiting from antidilution provisions similar to those herein. This provision shall not apply to stock dividends of shares of Additional Common Stock, or to a reclassification or recapitalization, provided that the Issuer adjusts the number of shares of Common Stock comprising a Stock Unit pursuant to Section 6.01 hereof.

         6.09 Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Issuer (or any issuer of Other Securities or any other Person referred to in Section 6.08 hereof) or to subscription, purchase or other acquisition pursuant to any rights, options, warrants to subscribe for, purchase or otherwise acquire either shares of Additional Common Stock or securities directly or indirectly convertible into or exchangeable for shares of Additional Common Stock, issued or granted by the Issuer (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of Section 6 hereof, the purchase rights granted by the Warrants, then, and in each such case, the computations, adjustments and readjustments provided for in said Section 6 with respect to the Stock Units shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the Holders against the effect of such dilution.

         6.10 Notice of Adjustments. Whenever the number of shares of Warrant Stock comprising a Stock Unit shall be adjusted pursuant to this Agreement, the Issuer shall forthwith obtain a certificate signed by the Issuer's chief financial officer, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the number of shares of Warrant Stock comprising a Stock Unit (whether or not any Warrants have been issued hereunder or whether or not any Warrants are then exercisable) and, if applicable, describing the number and kind of any other securities comprising a Stock Unit, and any change in the Exercise Price, after giving effect to such adjustment or change. The Issuer shall promptly cause a signed copy of such certificate to be delivered to each holder of Warrants. The Issuer shall keep at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of Warrants or any prospective purchaser of Warrants designated by the registered holder hereof.

         6.11  Notice of Certain Corporate Action.  If the Issuer shall propose
(i) to pay any dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock; (ii) to offer to the holders of its Common Stock rights to subscribe for or to purchase any additional shares of Common Stock (or options or rights with respect thereto); (iii) to effect any reclassification of its Common Stock; (iv) to otherwise issue any Common Stock or other securities; (v) to effect any capital reorganization;
(vi) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its assets; or (vii) to effect the liquidation, dissolution or winding up of the Issuer, then, in each such case, the Issuer shall give to each holder of Warrants a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such dividend, distribution or rights offer, or the date on which such reclassification, issuance, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock, and the number of shares of Warrant Stock which will comprise a Stock Unit (whether or not any Warrants have been issued hereunder or whether or not any Warrants are then exercisable) after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 15 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least 15 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

         SECTION 7.  Registration.

         7.01  Notice.

         (a) (i) Upon receipt of notice (a "Demand Notice") from a Holder of any Warrants or shares of Warrant Stock given at any time after the issuance of the Warrants requesting that the Issuer effect the registration of the shares of Warrant Stock held by such holder, or
         (ii) whenever the Issuer otherwise proposes to effect the registration of all or any part of the Common Stock under the Securities Act, other than pursuant to a Registration Statement on Form S-8 or Form S-4 or any successor form, the Issuer shall promptly, and in any event at least 30 days prior to the effective date of the proposed registration statement, give written notice of such proposed registration to all holders of Warrants or shares of Warrant Stock. Each holder of any Warrants or shares of Warrant Stock that wishes to register its shares of Warrant Stock (each, a "Seller") shall, within 15 days after receipt of such notice from the Issuer, deliver to the Issuer a notice (a "Seller Notice") stating that such Seller wishes to participate in such offering and setting forth the number of shares of Warrant Stock that such Seller desires to include in such offering. The Issuer thereupon shall, subject to Section 7.01(b) as expeditiously as practicable, use its best efforts to effect the registration under the Securities Act of such shares of Warrant Stock (any such registration effected or undertaken pursuant to a Demand Notice being herein referred to as a "Demand Registration"); provided, however, that the Issuer shall not be required to effect a Demand Registration pursuant to a Demand Notice from any holder of Warrants or shares of Warrant

         Stock unless the holders of 20% in interest (on an aggregate basis) of the then outstanding Warrants and shares of Warrant Stock notify the Issuer of their wish to participate in an offering pursuant to such registration; and, provided, further, that the Issuer shall not be required to effect more than four Demand Registrations. In the event that (i) the amount of securities proposed to be sold by Sellers pursuant to a Demand Notice shall be reduced pursuant to this Section 7.02(a) to an amount which is less than 75% of the amount of securities originally proposed to be sold by Sellers, or (ii) any Demand Notice shall be withdrawn by the holder or holders originally giving such Demand Notice at any time prior to the filing by the Issuer of a preliminary registration statement in connection with such Demand Notice, then, in such event, no right to a Demand Registration shall be deemed to have been exercised or forfeited and such Demand Notice shall not operate to eliminate the Issuer's obligation to effect a Demand Registration pursuant to a Demand Notice.

         (b) Deferral of Filing. The Issuer may defer the filing (but not the preparation) of a registration statement required by Section 7.01(a) until a date not later than 90 days after the date of the Demand Notice if (i) at the time the Issuer receives the Demand Notice, the Issuer or any of its Subsidiaries is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board determines in good faith that such disclosure would be materially detrimental to the Issuer and its shareholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities or (ii) prior to receiving the Demand Notice, the Board had determined to effect a registered underwritten public offering of the Issuer's securities and the Issuer had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 7.01(b) shall be lifted, and the requested registration statement shall be filed forthwith, if the negotiations or other activities are disclosed or terminated. In order to defer the filing of a registration statement pursuant to this Section 7.01(b), the Issuer shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to each Seller a certificate signed by an executive officer of the Issuer setting forth a statement of the reason for such deferral and an approximation of the anticipated delay, which information the Sellers shall treat as confidential. Within 20 days after receiving such certificate, Sellers holding a majority in interest of the Warrant Stock for which registration was previously requested may withdraw such request by giving notice to the Issuer; if withdrawn, the Demand Notice shall be deemed not to have been made for all purposes of this Agreement. The Issuer may not invoke its right to defer the filing of a registration statement under this Section 7.01(b) more than once in any twelve month period.

         (c) If the Majority Warrant Stock Holders so elect, the offering of the Warrants, the Warrant Stock and/or the other securities pursuant to a Demand Registration shall be in the form of an underwritten offering. If any Demand Registration is in the form of an underwritten offering, the Issuer will select and obtain the investment banker or investment bankers that will administer the offering (such investment banker or investment bankers to be reasonably satisfactory to the Majority Warrant Stock Holders); provided, that such investment banker shall be reasonably satisfactory to the Issuer.

         7.02  Proration.

         (a) In the case of a Demand Registration, if the underwriter (or, if the offering is not underwritten, an independent financial advisor to the Sellers) determines that marketing factors require a limitation on the number of securities to be offered and sold, there shall be included in such registration only that number of securities that the underwriter, or financial advisor, as the case may be, believes will not jeopardize the success of the offering. Any reduction in the number of securities to be so offered shall first be pro-rata among all Persons (other than the Issuer) proposing to sell securities pursuant to such offering who are not Sellers, based on the number of securities originally proposed to be sold by each of them, and then, if necessary, pro-rata among all Sellers based on the number of securities originally proposed to be sold by each of them.

         (b) In the case of a registration to be effected pursuant to Section 7.01(a)(ii) hereof, if the underwriter (or, if the offering is not underwritten, an independent financial advisor to the Issuer) determines that marketing factors require a limitation on the number of securities to be offered and sold in the offering, including securities requested to be offered and sold by Sellers, there shall be included in the offering only that number of securities that the underwriter, or financial advisor, as the case may be, believes will not jeopardize the success of the offering. Any reduction in the number of securities to be so offered shall be pro-rata among the Sellers and all other Persons (other than the Issuer or securityholders who are exercising "demand" registration rights), proposing to sell securities pursuant to such offering, based on the number of securities originally proposed to be sold by each such person.

Nothing contained herein shall be construed to limit in any way the Issuer's right, in its sole discretion, to withdraw any registration statement (other than a registration statement filed pursuant to a Demand Notice) before such registration statement becomes effective, or to postpone the offering of securities contemplated by any such registration statement.

         7.03 Registration Procedures. If and whenever the Issuer is required by the provisions of Section 7.01(a)(i) hereof or, with respect to subsections
(i), (ii), (iii), (vi), (vii), (viii), (ix), (x), (xi) and (xii) of this
Section 7.03, by the provisions of Section 7.01(a)(i) or (ii) hereof, to use its best efforts to effect the registration of any of its securities under the Securities Act, the Issuer shall, as expeditiously as possible,

         (i) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of not less than 90 days, to permit the sale of such securities in accordance with the plan of distribution chosen by the Seller or Sellers and the underwriter;

         (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement;

         (iii) furnish to each Seller such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Seller may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Seller;

         (iv) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as each Seller shall reasonably request, and do such other reasonable acts and things as may be requested of it to enable such Seller to consummate the public sale or other disposition in such jurisdictions of the securities owned by such Seller, except that the Issuer shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

         (v) use its best efforts to cause the securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities in the United States or any state thereof as may be necessary and as would be customary for the offering of securities by companies engaged in the oil and gas business to enable the Seller or Sellers thereof to consummate the disposition of such securities;

         (vi) notify each Seller of any securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Issuer's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (upon receipt of which each Seller agrees to forthwith cease making offers and sales of such securities pursuant to such prospectus and to deliver to the Issuer any copies of such prospectus then in the possession of such Seller), and at the request of any such Seller promptly prepare and furnish to such Seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (vii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with one of the first three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act;

         (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

         (ix) use its best efforts to list such securities on any securities exchange on which the Common Stock of the Issuer is then listed, or, if not so listed, on a national securities exchange, if the listing of such securities is then permitted under the rules of such exchange;

         (x) provide a transfer agent and registrar for all the securities covered by such registration statement not later than the effective date of such registration statement;

         (xi) enter into such agreements (including an underwriting agreement in customary form containing without limitation customary indemnity and contribution provisions for the benefit of the underwriter or underwriters and the Seller or Sellers) and take such other actions as the Seller or Sellers shall reasonably request in order to expedite or facilitate the disposition of such securities;

         (xii) in connection with any underwritten offering of the Warrants or Warrant Stock, obtain an opinion from the Issuer's counsel and a "cold comfort" letter from the Issuer's independent public accountants in customary form and covering such matters as the Seller or Sellers shall reasonably request;

         (xiii) make available for inspection by any Seller of securities covered by such registration statement, the lead underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Seller or such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Issuer, and cause all of the Issuer's officers, directors and employees to supply all information reasonably requested by any such Seller, underwriter, attorney, accountant or agent in connection with such registration statement (provided that the Sellers shall use reasonable efforts to retain common attorneys, accountants and agents and to conduct any such investigations as a group); and

         (xiv) permit any Seller of securities covered by such registration statement to require the insertion therein of material, furnished to the Issuer in writing with respect to the Seller or the plan of distribution (or any other matter that counsel for such Seller has advised the Seller in writing is required to be included therein to avoid an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein not misleading), which in the reasonable judgment of such Seller should be included.

If any such registration or comparable statement refers to any Seller by name or otherwise as the holder of any securities of the Issuer, then such Seller shall have the right to require (A) the insertion therein of language, in form and substance satisfactory to such Seller, to the effect that the holding by such Seller of such securities is not to be construed as a recommendation by such Seller of the investment quality of the Issuer's securities covered thereby and that such holding does not imply that such Seller will assist in meeting any future financial requirements of the Issuer, or (B) in the event that such reference to such Seller by name or otherwise is not required by the Securities Act, the deletion of the reference to such Seller.

         The Issuer may require each Seller of securities to, and each such Seller, as a condition to including Securities in such registration, shall, furnish the Issuer with such information and affidavits regarding such Seller and the distribution of such securities as the Issuer may from time to time reasonably request in writing in connection with such registration. No Seller may participate in any underwritten registration hereunder unless such Seller
(a) agrees to sell such Seller's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

         Each Seller of securities agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 7.03(vi), such Seller will forthwith discontinue such Seller's disposition of securities pursuant to the registration statement relating to such securities until such Seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7.03(vi) and, if so directed by the Issuer, will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies, then in such Seller's possession of any prospectus relating to such securities at the time of receipt of such notice.

         7.04 Holdback on Sales. The Issuer and the Holders hereby agree not to effect any public sale or distribution of any securities similar to those registered in accordance with Section 7.03 hereof during the 14 day period prior to, and during the 90 day period beginning on, the effective date of any registration statement (except as part of such registration statement).

         7.05 Expenses. All reasonable expenses incurred in complying with this Section 7, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Issuer, the reasonable fees and disbursements of one counsel for the Seller or the Sellers (to be chosen by the Seller or the Sellers holding a majority of the securities to be included by Sellers in a registration statement), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions, shall be paid by the Issuer; provided, that in no event shall the Issuer be required to pay any underwriting discounts, commissions or fees attributable to the sale of Warrant Shares by a Seller hereunder.

         7.06  Indemnification.

         (a) In the event of any registration of any of its securities under the Securities Act pursuant to this Section, the Issuer shall, and hereby agrees to, indemnify and hold harmless each Seller of such securities, its directors and officers, and each other person, if any, who controls such Seller within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities or expenses ("Losses") to which such Seller or any such director, officer or person may become subject under the Securities Act or any other statute or at common law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus with respect thereto, or any amendment or supplement thereto, or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Seller or such director, officer or controlling person for any legal or any other expenses reasonably incurred by such Seller or such director, officer or controlling person in connection with investigating or defending any such Loss; provided, however, that the Issuer shall not be liable in any such case to the extent that any such Loss arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer for inclusion therein by such Seller; provided further, however that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such Loss results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such Loss at or prior to the written confirmation of the sale of the securities concerned to such person if the Issuer had prior thereto given such Seller the notice referred to in Section 7.03(vi) hereof and provided to such Seller a supplemented or amended prospectus as contemplated by Section 7.03(vi), and such current copy of the prospectus would have cured the defect giving rise to such Loss. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller or such director, officer or controlling person, and shall survive the transfer of such securities by such Seller.

         (b) Each Seller of securities which are included in a registration statement hereunder, as a condition to including securities in such registration statement, shall indemnify and hold harmless the Issuer, its directors and officers and each other Person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, against any Losses to which the Issuer or any such director, officer or person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Seller specifically for use in the preparation thereof; provided, however, that the obligation to provide indemnification pursuant to this Section 7.06(b) shall be several, and not joint and several, among such Sellers on the basis of the number of securities included by each in such registration statement and the aggregate amount which may be recovered from any holder of securities pursuant to the indemnification provided for in this Section 7.06(b) in connection with any sale of securities shall be limited to the total proceeds received by such holder from the sale of such securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Issuer or any such other Person and shall survive the transfer of such securities by such Seller.

         (c) Promptly after receipt by any Person under this Section of notice of the commencement of any action, such Person (an "Indemnified Party") shall, if a claim in respect thereof is to be made against any other Person (an "Indemnifying Party") for indemnity under this Section, notify the Indemnifying Party in writing of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party, except to the extent that the Indemnifying Party is prejudiced thereby. The Indemnifying Party may, upon being notified of such action, assume the defense thereof, with counsel satisfactory to such Indemnified Party, and, after such assumption, the Indemnifying Party shall not be liable to such Indemnified Party under this Section for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof; provided, however, that the Indemnifying Party may not assume the defense of the action, and shall remain liable to the Indemnified Party for its legal expenses of counsel and other expenses, in the event that the Indemnified Party determines that a conflict of interest may exist between the Indemnified Party and the Indemnifying Party.

         (d) If the indemnification provided for in this Section is unenforceable although available, or insufficient to hold harmless an Indemnified Party hereunder for any Losses (or actions in respect thereof) in respect of which the provisions of Section 7.06(a) or (b) would otherwise apply by their terms, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Indemnifying Party on the one hand or such Indemnified Party on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this subsection were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection. The amount paid or payable as a result of the Losses (or actions in respect thereof) referred to above in this subsection shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         7.07 Option to Purchase Registrable Stock. For a period of 20 calendar days commencing on the date that the Issuer receives a request by the Sellers to include Warrant Stock in a registration statement pursuant to this
Section 7, the Issuer shall have the right and option, in lieu of including such Warrant Stock in such registration, to purchase for cash from such Sellers of the Warrant Stock requested to be included in such registration and to require such holders to sell, at the Current Market Price, all of such Warrant Stock proposed to be registered. In order to exercise its option to purchase Warrant Stock pursuant to this Section 7.07, the Issuer must give written notice to the Sellers of such exercise (the "Purchase Notice") during such 20-day period. The closing of any purchase of Warrant Stock pursuant to this
Section 7.07 shall take place at the offices of the Issuer at 11:00 a.m., New York time, on a Business Day which shall be no earlier than 15 calendar days after the date of the Purchase Notice. If the Issuer exercises its option to purchase Warrant Stock under this Section 7.07 in lieu of a registration under
Section 7.01, upon the payment of the purchase price in cash for such Warrant Stock, the Issuer shall be considered as effecting the registration pursuant to
Section 7.01.

         7.08 No Other Registration Rights. The Issuer shall not grant any registration rights to any holder of securities of the Issuer in respect of such securities if such registration rights would rank senior to, or otherwise adversely affect, the registration rights granted in this Section 7. This section 7.08 shall not prohibit the grant of registration rights to others on a "pari passu" basis with those granted in this Section 7.

         SECTION 8.  Holders' Rights.

         8.01 Delivery Expenses. If any Holder surrenders any certificate for Warrants or Warrant Stock to the Issuer or a transfer agent of the Issuer for exchange for instruments of other denominations or registered in another name or names, the Issuer shall cause such new instruments to be issued and shall pay the cost of delivering to or from the office of such Holder from or to the Issuer or its transfer agent, duly insured, the surrendered instrument and any new instruments issued in substitution or replacement for the surrendered instrument.

          8.02 Taxes. The Issuer shall pay all taxes (other than Federal, state or local income taxes) which may be payable in connection with the execution and delivery of this Agreement or the issuance of the Warrants and Warrant Stock hereunder or in connection with any modification of this Agreement or the Warrants and shall hold each Holder harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Issuer under this Section 8.02 shall survive any redemption, repurchase or acquisition of Warrants or Warrant Stock by the Issuer, any termination of this Agreement, and any cancellation or termination of the Warrants.

         8.03 Replacement of Instruments. Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrants or Warrant Stock, and

         (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or

         (b) in the case of mutilation, upon surrender or cancellation thereof,

the Issuer, at its expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of Warrants or Warrant Stock.

         8.04 Indemnification. The Issuer shall indemnify and hold harmless each of the Investor and the Holders and each of their respective directors, officers, employees, shareholders, Affiliates and agents (each, an "indemnified person") on demand from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from, or in any way relate to, this Agreement or the Warrants, or in connection with the other transactions contemplated hereby and thereby, and to reimburse each indemnified person, upon its demand, for any legal or other expenses incurred in connection with investigating, defending or participating in the defense of any such loss, claim, damage, liability, action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which any such expenses arise), other than any of the foregoing claimed by any indemnified person to the extent incurred by reason of the gross negligence or willful misconduct of such indemnified person. No indemnified person shall be responsible or liable to either the Issuer or any other Person for any damages which may be alleged as a result of or relating to this Agreement or the Warrants (other than in connection with a breach of this Agreement), or in connection with the other transactions contemplated hereby and thereby. Any claim for indemnity in connection with or relating to a registration of securities pursuant to Section 7 hereof shall be governed by Section 7.06 hereof, without regard to the provisions of this
Section 8.04.

         SECTION 9. Other Covenants of Issuer. The Issuer agrees with each Holder that, so long as any of the Warrants and/or Warrant Stock shall be outstanding:

         9.01 Financial Statements, Etc. If at any time the Issuer is not required to file reports pursuant to Sections 13, 14(a) and 15(d) of the Exchange Act, the Issuer shall deliver the information specified below to each
Holder:

         (a) within 90 days after the end of each fiscal year of the Issuer, its audited consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, together with, in the case of such consolidated financial statements, the report thereon by the Issuer's independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Issuer and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and, in the case of such consolidating financial statements, certified by its chief financial officer as presenting fairly in all material respects the financial condition and results of operations of the Issuer and each of its consolidated subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

         (b) within 45 days after the end of each of the first three fiscal quarters of the Issuer's fiscal year, the Issuer's consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by its chief financial officer as presenting fairly in all material respects the financial condition and results of operations of the Issuer and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; and

         (c) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Issuer or any Subsidiary with the Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Issuer to its Shareholders generally.

         9.02 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Issuer shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Issuer or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties unless approved by a majority of the Issuer's non-employee directors, (b) transactions between or among the Issuer and its wholly owned Subsidiaries or Thai Romo Limited not involving any other Affiliate, (c) any Restricted Payment permitted by Section 9.09 of the Loan Agreement or (d) any transactions or arrangements existing on the date hereof.

         9.03 Restrictions on Performance. The Issuer shall not at any time enter into an agreement or other instrument expressly limiting in any manner its ability to perform its obligations under this Agreement or the Warrants, or making such performance or the issuance of Warrant Stock upon the exercise of any Warrant a default under any such agreement or instrument.

         9.04 Rule 144. The Issuer will file the reports required to be filed by it under the Securities Act and the Exchange Act so long as the Issuer is registered under the Exchange Act. Upon the request of any Holder, the Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements.

         9.05 Reservation and Authorization of Common Stock. The Issuer shall at all times reserve and keep available for issue upon the exercise or conversion of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants from time to time. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment of the applicable Exercise Price therefor in accordance with the terms hereof and of the Warrants, shall be duly and validly issued by the Issuer, fully paid and non-assessable and free and clear of all Liens.

         SECTION 10.  Miscellaneous.

         10.01 Office of the Issuer. So long as any of the Warrants remains outstanding, the Issuer shall maintain an office in the continental United States of America where the Warrants may be presented for exercise, transfer, division or combination provided herein and in the Warrants. Such office shall be at the address of the Issuer set forth in Section 10.03 hereof unless and until the Issuer shall designate and maintain some other office for such purposes and give notice thereof to all Holders.

         10.02 Waiver. No failure on the part of the Investor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Warrants shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Warrant preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         10.03  Notices.

         (a) All notices, requests and other communications provided for herein and the Warrants (including any waivers or consents under this Agreement and the Warrants) shall be given or made in writing,

                 (i)  if to the Issuer:

                          Address for Notices:

                          Rutherford-Moran Oil Corporation
                          5 Greenway Plaza, Suite 220
                          Houston, Texas  77046

                          Attention:  Chief Financial Officer
                          Telephone No.:  713-621-7072
                          Fax No.:  713-622-5555

                 (ii) if to the Investors:

                          The Chase Manhattan Bank
                          270 Park Avenue
                          New York, New York 10017

                          Attention:  Richard Betz
                          Telephone No.:  212-270-6971
                          Fax No.:  212-270-2519


                 (iii) if to any other Person who is the registered Holder of any Warrants or Warrant Stock, to the address for such Holder as it appears in the stock or warrant ledger of the Issuer;

         or, in the case of any Holder, at such other address as shall be designated by such party in a notice to the Issuer; or, in the case of the Issuer, at such other address as the Issuer may designate in a notice to the Investor and all other Holders.

         (b)  All such notices, requests and other communications shall be:
         (i) personally delivered, sent by courier guaranteeing overnight delivery or sent by registered or certified mail, return receipt requested, postage prepaid, in each case given or addressed as aforesaid; and (ii) effective upon receipt.

         10.04  Expenses, Etc.   The Issuer agrees to pay or reimburse each
Investor and the Holders for: (a) all reasonable out-of-pocket costs and expenses of each such Investors and the Holders (including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy and/or Freshfields, special New York counsel to the Investors), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the issuance of Warrants hereunder, and (ii) any amendment, modification or waiver of (or consents in respect of) any of the terms of this Agreement or the Warrants; and
(b) all reasonable costs and expenses of the Investors and the Holders (including reasonable legal fees and expenses) in connection with (i) any default by the Issuer hereunder or under the Warrants or any enforcement proceedings resulting therefrom, and (ii) the enforcement of this Section 10.04.

         10.05 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Issuer and the holders of two-thirds of the Warrant Stock issued or issuable upon exercise of the Warrants; provided, however, that (a) the consent of the holders of any Warrant Stock or Warrants shall not be required with respect to any amendment or waiver which does not affect the rights or benefits of such class under this Agreement, and
(b) no such amendment or waiver shall, without the written consent of all holders of such Warrant Stock and Warrants at the time outstanding, amend this
Section 10.05.

         10.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10.07 Survival. All representations and warranties made by the Issuer herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by each of the Investors and shall survive the issuance of the Warrants or the Warrant Stock regardless of any investigation made by or on behalf of the Investors. All statements in any such certificate or other instrument so delivered shall constitute representations and warranties by the Issuer hereunder. All representations and warranties made by the Investors herein shall be considered to have been relied upon by the Issuer and shall survive the issuance to the Investors of the Warrants or the Warrant Stock regardless of any investigation made by the Issuer or on its behalf.

         10.08 Specific Performance. Damages in the event of breach of this Agreement by an Investor, a Holder or the Issuer would be difficult, if not impossible, to ascertain, and it is therefore agreed that each Investor, each Holder and the Issuer, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each Investor, Holder and the Issuer hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude the Investors, Holders or the Issuer from pursuing any other rights and remedies at law or in equity which the Investors, Holders or the Issuer may have.

         10.09 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         10.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart signature page or counterpart.

         10.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the conflicts of law principles thereof, except to the extent that New York conflicts of laws principles would apply the Delaware General Corporation Law to matters relating to corporations organized thereunder.

         10.12 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         10.13 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and together with the Warrants contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Warrant Agreement as of the date first above written.


                                        RUTHERFORD-MORAN OIL CORPORATION

                                        By
                                          ------------------------------
                                            Name:
                                            Title:

                                        THE CHASE MANHATTAN BANK


                                        By
                                          ------------------------------
                                            Name:
                                            Title:

                                                                         Annex 1
                                                                              to
                                                               Warrant Agreement



                               [Form of Warrant]

                                    WARRANT

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF SEPTEMBER 28, 1998 (THE "WARRANT AGREEMENT"), BETWEEN RUTHERFORD-MORAN OIL CORPORATION, A DELAWARE COMPANY (THE "ISSUER") AND THE CHASE MANHATTAN BANK AS THE WARRANT AGREEMENT MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF THE WARRANT AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY, SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

No. of Stock Units Covered Hereby: __
Warrant No. ________

                                    WARRANT

                          to Purchase Common Stock of

                        RUTHERFORD-MORAN OIL CORPORATION

                 THIS IS TO CERTIFY THAT [INSERT NAME OF HOLDER], or its registered assigns (the "Holder"), is entitled to purchase in whole or in part from time to time from RUTHERFORD-MORAN OIL CORPORATION, a Delaware company (the "Issuer"), at any time on and after the date hereof, but not later than 5:00 p.m., New York time, on September [__], 2008 (the "Expiration Date"), ____ Stock Units (as hereinafter defined and subject to adjustment as provided herein) at a purchase price of $.01 per share of Common Stock (the "Exercise Price"), subject to the terms and conditions hereinbelow provided. "Stock Unit" shall mean one share of Common Stock, as such Common Stock is constituted on the date hereof, and thereafter shall mean such number of shares (including any fractional shares) of Common Stock and other securities, cash or other property as shall result from the adjustments specified in Section 6 of the Warrant Agreement. "Common Stock" shall mean the Common Stock of the Issuer, par value $.01 per share, or any other common stock or other securities receivable thereon, or into which the Common Stock is convertible or exchangeable, as a result of any recapitalization, reclassification, merger or consolidation of, or deposition of assets by, the Issuer. All capitalized terms unless otherwise defined herein shall have the meanings set forth in the Warrant Agreement.

         On and after the date hereof and until 5:00 p.m., New York time, on the Expiration Date, the Holder may exercise this Warrant, on one or more occasions, on any Business Day, in whole or in part, by delivering to the Issuer,

         (a) a written notice of the Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased (the "Exercise Notice");

         (b) payment of the aggregate Exercise Price for the number of Stock Units as to which this Warrant is being exercised (payable as set forth below); and

         (c)     this Warrant.

                 The Exercise Price shall be payable (a) in cash or by certified or official bank check payable to the order of the Issuer or by wire transfer of immediately available funds to the account of the Issuer or (b) by delivery of this Warrant Certificate to the Issuer for cancellation in accordance with the following formula: in exchange for each share of Common Stock issuable on exercise of each Warrant represented by this Warrant Certificate that is being exercised, the holder shall receive such number of shares of Common Stock as is equal to (a)(i) the product of (x) the number of shares of Common Stock comprising a Stock Unit at the time of such conversion and (y) the Current Market Price per share of Common Stock at the time of such conversion minus the Exercise Price per share of Common Stock at such time, divided by (b) the Current Market Price per share of Common Stock at the time of conversion, all as provided in the Warrant Agreement. Such Exercise Notice may be substantially in the form of Annex A hereto. Upon receipt thereof, the Issuer shall, as promptly as practicable and in any event within 5 Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of Warrant Stock and other securities issuable upon such exercise and any other property to which such Holder is entitled.

                 If a Holder is subject to the provisions of Regulation Y, such Holder shall not, and shall not permit any of its Bank Holding Company Affiliates to, exercise any Warrant if, after giving effect to such exercise,
(i) such Holder and its Bank Holding Company Affiliates would own more than 5% of the total issued and outstanding shares of Common Stock on a fully-diluted basis or (ii) such Holder would be deemed under Regulation Y to have the power to exercise, directly or indirectly, a controlling influence over the management or policies of, or would otherwise control, the Issuer (and for the purposes of this clause (ii), a reasoned opinion of counsel to such Holder delivered to such Holder (which is based on facts and circumstances deemed appropriate by such counsel) to the effect that such Holder does not have the power to exercise such a controlling influence or otherwise control the Issuer shall be conclusive).

                 The certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in the Exercise Notice and shall be registered in the name of the Holder or such other name or names as shall be designated in such Exercise Notice. Such certificate or certificates shall be deemed to have been issued and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of Warrant Stock, including, to the extent permitted by law, the right to vote Warrant Stock or to consent or to receive notice as a Shareholder, as of the date on which the last of the Exercise Notice, payment of the Exercise Price and this Warrant is received by the Issuer as aforesaid, and all taxes required to be paid by the Holder, if any, pursuant to the Warrant Agreement, prior to the issuance of Warrants Units have been paid. If this Warrant shall have been exercised only in part, the Issuer shall, at the time of delivery of the certificate or certificates representing Warrant Stock and other securities, execute and deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

                 The Issuer shall not be required to issue a fractional amount of Warrant Stock upon exercise of this Warrant. As to any fraction of a Warrant Stock which the Holder would otherwise be entitled to purchase upon such exercise, the Issuer shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Warrant Stock on the date of exercise.

                 THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                 IN WITNESS WHEREOF, the Issuer has duly executed this Warrant.

Dated:  September __, 1998


                                              RUTHERFORD-MORAN OIL CORPORATION


                                              By
                                                 ------------------------------
                                                  Name:
                                                  Title:

Attest:



--------------------------------
Secretary

                                                                         Annex A
                                                                              to
                                                                         Warrant

                                FORM OF EXERCISE

                (To be executed by the registered holder hereof)

                 The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of [the number of] [ ] Stock Units of RUTHERFORD-MORAN OIL CORPORATION, a Delaware company, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant, and requests that certificates for the shares of Common Stock be issued in accordance with the instructions given below, and, if such Stock Units shall not include all of the Stock Units to which the Holder is entitled under this Warrant, that a new Warrant of like tenor and date for the unpurchased balance of the Stock Units issuable hereunder be delivered to the undersigned.


Dated:
       ------------------                  --------------------------------
                                           (Signature of Registered Holder)

Instructions for issuance and
registration of Common Stock:


--------------------------------
Name of Registered Holder
(please print)

Social Security or Other Identifying
Number:
       ---------------------------

Please deliver certificate to
the following address:


------------------------------------
                 Street

-------------------------------------
         City, State and Zip Code

                                                                         Annex 2
                                                                              to
                                                               Warrant Agreement

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder hereof)

                 FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all the rights of the undersigned under this Warrant with respect to the number of shares of Warrant Stock covered thereby set forth hereinbelow unto:

                                                             Number of Shares
Name of Assignee                   Address                    of Common Stock
------------------------------------------------------------------------------



Dated:
      ------------------


                                 --------------------------------
                                 Signature of Registered Holder


                                 --------------------------------
                                 Name of Registered Holder
                                 (Please Print)

Witness:


----------------------